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                                                                   EXHIBIT 23(b)

                           CONSENT OF GENERAL COUNSEL


     The statements of law and legal conclusions under "Item 1. Business" in ALLETE's Annual Report on Form 10-K for the year ended December 31, 2002 have been reviewed by me and are set forth therein in reliance upon my opinion as an expert.

     I hereby consent to the incorporation by reference of such statements of law and legal conclusions in Registration Statement Nos. 333-02109, 333-40797, 333-58945, 333-41882, 333-54330, 333-57104, 333-71320 and 333-91346 on Form S-3,
and  Registration  Statement Nos.  33-51989,  333-26755,  333-16445,  333-16463,
333-82901 and 333-91348 on Form S-8.


Philip R. Halverson

Philip R. Halverson
Duluth, Minnesota
February 13, 2003